AGREEMENT FOR PURCHASE AND SALE

                                       OF ASSETS

                                        between

                                 AMS ACQUISITION CORP.
                                      ("Seller")

                                          and

                          AFFILIATED MARKETING SERVICES, INC.
                                     ("Purchaser")

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                       AGREEMENT FOR PURCHASE AND SALE OF ASSETS

This Agreement for Purchase and Sale of Assets (this
"Agreement") is entered into as of this 31st day of December, 1998 by and among AMS Acquisition Corp., a Nevada corporation ("Seller"), Affiliated Marketing Services, Inc., a California corporation ("Purchaser"), and Paul Hentschl, an individual ("Hentschl", and each of Seller, Purchaser, and Hentschl shall be referred to as a "Party" and collectively as the "Parties").

WHEREAS, on July 8, 1998, Seller acquired from Purchaser, under the terms of that certain Agreement for Purchase and Sale of Assets dated July 8, 1998 (the "First Purchase Agreement"), several different publishing and advertising business divisions (the "Divisions"), including but not limited to Entertainer and Lifestyle Magazine ("Entertainer"), Smart Shoppers' Savings Guide ("Smart Shopper"), Escondido Recreation Activities & Community Newsletter ("Escondido Newsletter"), and all equipment, inventories, contract rights with advertisers, leasehold interests, permits and miscellaneous assets used in connection with the operation of its business (collectively the "Business");

WHEREAS, in connection with the First Purchase Agreement, Seller assumed certain liabilities of Purchaser and entered into an employment agreement (the "Employment Agreement") with Hentschl;

WHEREAS, Purchaser desires to acquire all of the assets of Seller, assume all of the liabilities and obligations of Seller, and Seller desires to sells its assets to Purchaser.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1.  Assets Purchased.

1.1 Assets Purchased. Seller agrees to sell, transfer, convey and assign to Purchaser and Purchaser agrees to purchase from Seller, subject to the terms and conditions set forth in this Agreement, all of Seller's rights, title and interest in and to all of the assets of the Business, including without limitation all of the accounts receivable of the Business and those assets set forth on Schedule 1.1 hereto ("Assets"), other than those assets expressly excluded in paragraph 2 hereof. The parties hereto acknowledge that such Assets constitute all of the assets necessary for the operation of the Business.

1.2  Liabilities Assumed.  Purchaser accepts
responsibility for and shall assume all liabilities of the Business, including without limitation those set forth in Schedule 1.2 attached hereto, including but not limited to the accounts payable and note obligations (including that certain Promissory Note dated March 20, 1997 between Seller and James Wellborn which is assigned to Purchaser pursuant to this Agreement) set forth therein.

1.2.1 As a material term of this Agreement, Purchaser agrees to pay, in full, any and all obligations of Seller due and owing to any tax authority, including but not limited to the California Board of Equalization, California Franchise Tax Board, and the Employment

Development Department, which accrued between
July 8, 1998 and the Closing Date as defined herein. Purchaser further agrees that these obligations will be paid no later than ninety (90) days after the Closing Date and that proof of payment satisfactory to Seller shall be provided to Seller immediately upon payment of any obligation. Hentschl agrees to personally guarantee payment under this Section 1.2.1 and to execute the Unconditional Personal Guarantee attached hereto as Exhibit "A."

Section 2. Excluded Assets. Assets excluded from this sale and purchase are those set forth on Schedule 2 attached hereto.

Section 3.  Release of Obligations.  Seller, Purchaser, and
Hentschl shall be relieved of any and all obligations to each other, including but not limited to those arising out of the First Purchase Agreement, whether paid, unpaid, accrued, or accruing in the future, except as set forth in this Agreement.

Section 4. Adjustments. All Business revenues relating to the period from and after the Closing shall be the responsibility and property of Purchaser upon the execution of this Agreement.
Revenues and expenses from the operation of the Business relating to the period after the Closing shall be the property and liabilities, respectively, of Purchaser.

Section 5. Seller's Representations and Warranties. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows:

5.1 Authority. Seller has full right, title, authority and capacity to execute and perform this Agreement and to consummate all of the transactions contemplated herein.

5.2 Brokers and Finders. Seller has not employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

5.3 Preservation of Business. Seller has used its best efforts to preserve its respective business organizations intact, up to and including the date of this Agreement, and to preserve all existing relationships with suppliers, customers and others having business relationships with Seller or Purchaser and/or the Business.

5.4 Conduct of Business in Normal Course. Seller has carried on the Business and activities of the Business diligently and in substantially the same manner as it has previously been carried out, and has not made or instituted any unusual or unlawful methods of inventory levels, purchase, maintenance sale, lease, management, accounting or operation that varies from those methods previously used with respect to the operation of the Business and has not made or agreed to make any contractual obligations under which the Business might be directly or indirectly affected.

5.5 No Liabilities Not Disclosed. Seller hereby represents and warrants that it has disclosed all known liabilities in Schedule 1.2 and that it has not incurred any liabilities to which Purchaser and Hentschl are not aware.

Section 6. Representations of Purchaser. Purchaser represents and warrants as of the date hereof and as of the Closing Date as follows:

6.1 Corporate Existence. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Purchaser has all requisite corporate power, shareholder approval and authority to enter into this Agreement and perform its obligations hereunder.

6.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors, and this Agreement constitutes a valid and binding Agreement of Purchaser in accordance with its terms.

6.3 Brokers and Finders. Purchaser has not employed any broker or finder in connection with the transaction contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

6.4 Accuracy of Representations and Warranties. None of the representations or warranties of Purchaser contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

Section 7.  Covenants of Seller.

7.1   Seller's Operation of Business Prior to Closing.
Seller agrees that between the date of this Agreement and the Closing Date, Seller will:

7.1.1 Continue to operate the business that is the subject of this Agreement in the usual and ordinary course and in conformity in all material respects with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve its business organization and preserve the continued operation of its business with its customers, suppliers, and others having business relations with Seller.

7.1.2 Not assign, sell, lease, or otherwise transfer or dispose of any of the assets used in the performance of its business, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation.

7.1.3 Maintain its assets other than inventories in their present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventories at levels normally maintained.

7.2 Access to Premises and Information. At reasonable times during normal business hours prior to the Closing Date, Seller will provide Purchaser and its representatives with reasonable access to the assets, titles, contracts, and records of Seller and furnish such additional information concerning Seller's business as Purchaser from time to time may reasonably request. Seller will provide copies of any and all documents, contracts, and other materials reasonably requested by Purchaser to complete its due diligence investigation of Seller.

7.3 Employee Matters. Prior to the Closing Date, Seller will not, without Purchaser's prior written consent, enter into any material agreement with its employees, increase the rate of compensation or bonus payable to or to become payable to any employee, or effect any changes in the management, personnel policies, or employee benefits, except in accordance with existing employment practices. Seller further agrees that it will not terminate the employment agreement of Hentschl prior to the Closing Date except in the event of illegal acts by Hentschl.

7.4 Conditions and Best Efforts. Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller under this Agreement, and will do all acts and things as may be required to carry out its obligations under this Agreement and to consummate and complete this Agreement.

7.5 Release. Effective as of the Closing Date, each of Seller and Joseph Naughton shall release and discharge Purchaser and Hentschl, their affiliates, divisions, predecessors, successors and assigns, and each and all of their present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action which Seller may now or hereafter have or claim to have against Purchaser and Hentschl arising out of or pertaining to the subject matter of the First Purchase Agreement. This release of claims and defenses shall not alter the prospective duties between the parties under this Agreement.

Section 8.  Covenants of Purchaser.

8.1 Conditions and Best Efforts. Purchaser will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Purchaser's obligations under this Agreement, and shall do all acts and things as may be required to carry out Purchaser's obligations and to consummate this Agreement.

8.2   Financial Statements.  Purchaser shall, at the
Closing or such other time as the Parties agree, provide to Seller all data reasonable requested by Seller that is necessary for the preparation of financial statements, reconciliation of bank accounts, and preparation of tax returns for the period from July 8, 1998 through the Closing Date, including but not limited to monthly income and expense statements, balance sheets, and cash flow statements for the applicable period.

8.3 Release. Effective as of the Closing Date, Purchaser shall release and discharge Seller and Joseph Naughton (the "Released Parties"), their affiliates, divisions, predecessors, successors and assigns, and each and all of their present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action which Purchaser may now or hereafter have or claim to have against the Released Parties arising out of or pertaining to the subject matter of the First Purchase Agreement. This release of claims and defenses shall not alter the prospective duties between the parties under this Agreement.

Section 9. Risk of Loss. The risk of loss, damage, or destruction to any of the equipment, inventory, or other personal property to be conveyed to Purchaser under this Agreement shall be borne by Purchaser to the time of Closing.

Section 10. Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement.

Section 11.  Closing.

11.1 Time and Place. The transactions contemplated by this Agreement shall be closed on the close of business on January 11, 1999 or that date upon which all of the conditions set forth herein have been satisfied, or at such other time as the parties may agree in writing at a location to be agreed upon by the parties.

Section 12.  Miscellaneous Provisions.

12.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by all of the parties hereto.

12.2 Notices. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

If to Seller:

AMS Acquisition Corp.

5681 Beach Boulevard, Suite 101
Buena Park, CA 90621
Attn:  Joseph Naughton,
Chief Executive Officer
Facsimile No.: (949) 994-3242

With a copy to:

The Law Offices of M. Richard Cutler
610 Newport Center Drive, Suite 800
Newport Beach, CA  92660
Attn:  M. Richard Cutler, Esq.
Facsimile No.:  (949) 719-1988
or to such other person or address as Seller may furnish to Purchaser pursuant to the above.

If to Purchaser:

Affiliated Marketing Services, Inc.
13939 Barrymore
San Diego, CA  92129
Attn:  Paul Hentschl
Facsimile No.:  (   )

With a copy to:

Kennerson Schwartz Semerdjian & Haile LLP
101 West Broadway, Suite 480
San Diego, CA  92101
Attn:  John K. Grant, Esq.
Facsimile No.:  (619) 236-8827

or to such other address as Purchaser may furnish to Seller pursuant to the above.

12.3   Attorney Fees.  In the event an
arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

12.4   Law Governing.  This Agreement shall be
governed by and construed in accordance with the laws of the State of California.

12.5 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

12.6 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

12.7 Entire Agreement. This Agreement, along with its attachments and exhibits, contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. Any amendments to this Agreement must be in writing and signed by the party against whom enforcement of that amendment is sought.

12.8 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12.9 Presumption. This Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any Section thereof was drafted by said party.

12.10 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of the Agreement.

12.11  Counterparts.  This Agreement may be
executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

12.12 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

12.13 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

12.14 Section 1542 Release. It is understood and agreed by all Parties hereto that all rights under Section
1542 of the Civil Code of California, which provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

are hereby expressly waived. Each Party acknowledges and agrees such Party understands the consequences of a waiver of Section 1542 of the California Civil Code and assumes full responsibility for any and all injuries, damages, losses or liabilities that may hereinafter arise out of or be related to matters released hereunder. Each Party understands and acknowledges that the significance and consequence of this waiver of Section 1542 of the Civil
Code is that even if such Party should eventually suffer additional damages arising out of the subject matter of the Dispute, it will not be permitted to make any claim for those damages. Furthermore, each Party acknowledges that they intend these consequences even as to claims for damages that may exist as of the date of this Agreement but which a Party does not know exists, and which, if known, would materially affect each Party's decision to execute this Agreement, regardless of whether each Party's lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

The parties hereto hereby agree to the foregoing and execute this Agreement as of the date first above written.


"Purchaser"                                  "Seller"

Affiliated Marketing Services, Inc.          AMS Acquisition Corp.



/s/ Paul Hentschl                          /s/ Joseph Naughton
By:    Paul Hentschl                       By:    Joseph Naughton
Its:   President                           Its:   Chief Executive Officer





Executed to signify compliance with Paragraph 7.5 hereof only:


/s/ Joseph Naughton
Joseph Naughton



Executed to signify compliance with Paragraph 8.3 hereof only:


/s/ Paul Hentschl
Paul Hentschl

                                      Schedule 1.1

                                         ASSETS

                                      Schedule 1.2

                                      LIABILITIES

                                      Schedule 2

                                    EXCLUDED ASSETS

                                      Exhibit "A"

                            UNCONDITIONAL PERSONAL GUARANTY

Paul Hentschl ("Guarantor"), hereby irrevocably and unconditionally guarantees to AMS Acquisition Corp, or assigns (the "Holder") under that certain Agreement for Purchase and Sale of Assets between Holder and Affiliated Marketing Services, Inc. dated as of December 31, 1998 (the "Asset Purchase Agreement") prompt payment, performance and observance of any and all obligations (past due and future), indebtedness, liabilities, obligations and agreements of any kind due under Section 1.2.1 thereof, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, whether arising under any guaranty, endorsement or undertaking, whether arising directly or acquired from others, and of all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created, assumed or guaranteed, including without limitation, charges, commissions, interests, expenses, fees, costs and reasonable attorney's fees chargeable to Holder in connection with any or all of the foregoing (all of the foregoing being herein referred to, jointly and severally, as the "Obligations"). THIS IS A CONTINUING GUARANTY.

                                   GENERAL TERMS

1. Guarantor is executing this guaranty in order to induce Holder to execute the Asset Purchase Agreement.

2. This Guaranty is effective as of the date hereof and shall continue so long as Holder may have any obligations to tax authorities arising out of the period from July 9, 1998 to the Closing Date under the Asset Purchase Agreement.

3. The Guarantor waives notice of acceptance of this guaranty, notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such obligations, diligence by the Holder in collection of any indebtedness or other obligation guaranteed herein or other such notice.

4. Holder may, without affecting the Guarantor's obligations herein: (i) grant renewals, extensions or modifications of the obligation or indebtedness; (ii) change the manner, place or terms of payment, and/or change or extend the time of payment of, renew or alter, any liability under the Asset Purchase Agreement, any security therefor, or any liability incurred directly or indirectly in respect thereof;
(iii) surrender or release any and all security or collateral;
(iv) release co-guarantors if any; (v) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secured, or howsoever securing, the obligations hereby guaranteed or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst, or fail to perfect, or continue the perfection of, any lien or security interest in any such property, or delay in the perfection of any such lien or security interest; or (vi) exercise or refrain from exercising any rights against Affiliated Marketing Services, Inc. or others (including the undersigned) or otherwise act or refrain from acting.

5. Holder shall have no obligation to: (i) first institute suit against Affiliated Marketing Services, Inc.
prior to demanding payment under this guaranty; (ii) exhaust any remedies it may have against Affiliated Marketing
Services, Inc. or (iii) give notice of acceptance of this guaranty.

6. Holder may in its sole discretion seek to enforce this guaranty solely against the Guarantor. In the event Holder is required to enforce this guaranty against Guarantor, the undersigned Guarantor shall pay all costs and expenses of every kind for collection, including reasonable attorneys' fees. The undersigned waives the right of trial by jury in the event of any litigation between the parties hereto in respect of any matter arising under this guaranty and agree that, should Holder bring any judicial proceedings in relation to any such matter, the undersigned will not interpose any counterclaim or setoff of any nature.

7. No delay on the part of Holder in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of their rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by Holder unless the same shall be in writing, duly signed on behalf of such Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Holder or the obligations of the undersigned to Holder in any other respect at any other time. No invalidity, irregularity or unenforceability of all or any part of the obligations hereby guaranteed or of any security therefor shall affect, impair or be a defense to this guaranty, and this guaranty is a primary obligation of the undersigned.

8. Any and all rights and claims of the undersigned against Affiliated Marketing Services, Inc. or any of its property, arising by reason of any payment by the undersigned to Holder pursuant to the provisions of this guaranty, shall be subordinate and subject in right of payment to the prior payment in full of all obligations to Holder.

9. Together with the Asset Purchase Agreement, this is the entire agreement of the parties and this agreement may be modified only by a written agreement executed by both parties.

10. This guaranty and the rights and obligations of Holder and of the undersigned hereunder shall be governed and construed in accordance with the laws of the state of California. This guaranty is binding upon the undersigned, his executors, administrators, successors or assigns, and shall inure to the benefit of Holder, its successors and assigns. In the event Holder brings any action or suit in any court of record of California or federal courts located in California to enforce any or all of the obligations of the undersigned hereunder, service of process may be made upon the undersigned by mailing a copy of the summons to Affiliated Marketing Services, Inc.'s address.

READ THIS AGREEMENT CAREFULLY. THIS IS AN AGREEMENT TO
GUARANTY THE DEBTS OF ANOTHER. THIS MEANS THAT YOU MAY HAVE
TO PAY THE WHOLE DEBT OR OBLIGATION OF AMS ACQUISITION CORP.
AS SET FORTH IN THE ASSET PURCHASE AGREEMENT.


Dated: January 11, 1999


/s/ Paul Hentschl
Paul Hentschl
Guarantor